NEWS RELEASE                                                  [DOCUMENT SECURITY
                                                              SYSTEMS INC. LOGO]
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DOCUMENT SECURITY SYSTEMS INC.            For information contact:
First Federal Plaza                       Deborah K. Pawlowski, Kei Advisors LLC
28 East Main Street                       Phone: 716.843.3908
Rochester, NY 14614                       Fax: 716.856.0432
                                          Email: dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE

             DOCUMENT SECURITY SYSTEMS INC. ANNOUNCES ACQUISITION OF
                      PLASTIC PRINTING PROFESSIONALS, INC.

ROCHESTER, NY, February 8, 2006 - Document Security Systems, Inc. (AMEX: DMC) ("DSSI"), a leader in proven, patented protection against counterfeiting and unauthorized copying, scanning and photo imaging, today announced that it has acquired San Francisco-based Plastic Printing Professionals, Inc. ("P3"), a privately held, security printer specializing in plastic cards containing security technologies. DSSI said that it expects the transaction to be accretive to DSSI's financial results. DSSI acquired the business for $1.25 million in cash and 18,704 shares of DSSI restricted stock.

P3 has 25 employees and sales of approximately $2.6 million in 2005. P3 brings to DSSI its ability to combine innovative security and anti-counterfeiting technology with unique manufacturing techniques to produce plastic cards such as ID cards and drivers licenses; phone, bank and gift cards; and other plastic documents that will incorporate DSSI anti-counterfeiting technologies.

P3's primary focus is manufacturing composite, laminated and surface printed cards which can include mag stripes, bar codes, holograms, signature panels, invisible ink, microfine printing, guilloche patterns, DNA and a patent pending watermark technology. P3's products are marketed through an extensive broker network that covers North America, Europe and South America. Its product and client list includes the Grammy Awards, the Country Music Association awards, Superbowl media cards, ID cards for major airports and Latin American drivers' licenses.

Patrick White, Chairman, President and CEO of DSSI comments, "Our overall strategic plan is to develop certified in-house manufacturing capabilities for the production of a broad variety of highly secure products, and the acquisition of P3 represents our debut into manufacturing. This acquisition gives us manufacturing and research facilities to better serve our customers on the West Coast. In addition to expanding and diversifying our base of North American and international clients, through P3 we have access to a large distributor network covering North America, Europe and South America."

P3's owners, Michael Caulley and Jaeson Caulley have each signed multi-year agreements to remain in their management roles of President and V.P. Plastics Technologies, respectively.




ABOUT DOCUMENT SECURITY SYSTEMS, INC.
Document Security Systems, Inc. (AMEX:DMC) is a leader in proven patented protection against counterfeiting and unauthorized copying, scanning and photo imaging. The company offers a broad portfolio of anti-counterfeiting technologies, processes and products, and provides consulting for customized document security printing solutions. Its various anti-scanning technologies and products are used for currency, vital records, packaging, labels, tickets, ID Cards, passports and gift certificates. Document Security Systems' products, such as its new AuthentiGuard(TM) safety paper, protect original documents from copying or duplication. Its strategy is to become the world's leading producer of cutting-edge security technologies for printed products. More information about Document Security Systems can be found at its website: www.documentsecurity.com.

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DOCUMENT SECURITY SYSTEMS INC. ANNOUNCES ACQUISITION OF PLASTIC PRINTING
PROFESSIONALS, INC.
February 8, 2006


SAFE HARBOR STATEMENT
This release contains forward-looking statements regarding expectations for future financial performance, which involve uncertainty and risk. It is possible the Company's future financial performance may differ from expectations due to a variety of factors including, but not limited to, changes in economic and business conditions in the world, increased competitive activity, achieving sales levels to fulfill revenue expectations, consolidation among its competitors and customers, technology advancements, unexpected costs and charges, adequate funding for plans, changes in interest and foreign exchange rates, regulatory and other approvals and failure to implement all plans, for whatever reason. It is not possible to foresee or identify all such factors. Any forward-looking statements in this report are based on current conditions; expected future developments and other factors it believes are appropriate in the circumstances. Prospective investors are cautioned that such statements are not a guarantee of future performance and actual results or developments may differ materially from those projected. The Company makes no commitment to update any forward-looking statement included herein, or disclose any facts, events or circumstances that may affect the accuracy of any forward-looking statement.


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